EXHIBIT 8.1

LISTING OF SUBSIDIARIES

The following companies are subsidiaries of Teekay Tankers Ltd. as at December 31, 2015:

		State of Jurisdiction of Incorporation	Proportion of Ownership Interest
1	Americas Spirit L.L.C.	Marshall Islands	100.00%
2	Ashkini Spirit L.L.C.	Marshall Islands	100.00%
3	Athens Spirit L.L.C.	Marshall Islands	100.00%
4	Atlanta Spirit L.L.C.	Marshall Islands	100.00%
5	Australian Spirit L.L.C.	Marshall Islands	100.00%
6	Axel Spirit L.L.C.	Marshall Islands	100.00%
7	Barcelona Spirit L.L.C.	Marshall Islands	100.00%
8	Beijing Spirit L.L.C.	Marshall Islands	100.00%
9	Donegal Spirit L.L.C.	Marshall Islands	100.00%
10	Erik Spirit L.L.C.	Marshall Islands	100.00%
11	Esther Spirit L.L.C.	Marshall Islands	100.00%
12	Everest Spirit Holding L.L.C.	Marshall Islands	100.00%
13	Freeport Landholdings L.L.C.	U.S.A.	100.00%
14	Galway Spirit L.L.C.	Marshall Islands	100.00%
15	Ganges Spirit L.L.C.	Marshall Islands	100.00%
16	Godavari Spirit L.L.C.	Marshall Islands	100.00%
17	Helga Spirit L.L.C.	Marshall Islands	100.00%
18	Hugli Spirit L.L.C.	Marshall Islands	100.00%
19	Iskmati Spirit L.L.C.	Marshall Islands	100.00%
20	Kanata Spirit Holding L.L.C.	Marshall Islands	100.00%
21	Kareela Spirit Holding L.L.C.	Marshall Islands	100.00%
22	Kaveri Spirit L.L.C.	Marshall Islands	100.00%
23	Kyeema Spirit Holding L.L.C.	Marshall Islands	100.00%
24	Limerick Spirit L.L.C.	Marshall Islands	100.00%
25	London Spirit L.L.C.	Marshall Islands	100.00%
26	Los Angeles Spirit L.L.C.	Marshall Islands	100.00%
27	Mahanadi Spirit L.L.C.	Marshall Islands	100.00%
28	Matterhorn Spirit L.L.C.	Marshall Islands	100.00%
29	Montreal Spirit L.L.C.	Marshall Islands	100.00%
30	Moscow Spirit L.L.C.	Marshall Islands	100.00%
31	Narmada Spirit L.L.C.	Marshall Islands	100.00%
32	Nassau Spirit Holding L.L.C.	Marshall Islands	100.00%
33	Navigator Spirit L.L.C.	Marshall Islands	100.00%
34	Pinnacle Spirit L.L.C.	Marshall Islands	100.00%
35	Rio Spirit L.L.C.	Marshall Islands	100.00%
36	Seoul Spirit L.L.C.	Marshall Islands	100.00%
37	SPT Explorer L.L.C. (1)	Marshall Islands	100.00%

38	SPT Marine Transfer Services Ltd.	Bermuda	100.00%
39	STX Hull No. S1672 L.L.C.	Marshall Islands	100.00%
40	STX Hull No. S1673 L.L.C.	Marshall Islands	100.00%
41	STX Hull No. S1674 L.L.C.	Marshall Islands	100.00%
42	STX Hull No. S1675 L.L.C.	Marshall Islands	100.00%
43	Summit Spirit L.L.C.	Marshall Islands	100.00%
44	Sydney Spirit L.L.C.	Marshall Islands	100.00%
45	Teekay Guardian L.L.C.	Marshall Islands	100.00%
46	Teekay Marine Holdings Limited	Marshall Islands	100.00%
47	Teekay Marine Solutions (Bermuda) Ltd.	Bermuda	100.00%
48	Teekay Marine Solutions Inc.	U.S.A.	100.00%
49	Teekay Marine Solutions Ltd.	U.K.	100.00%
50	Teekay Tankers Holdings Ltd.	Marshall Islands	100.00%
51	Teekay Tankers HZ Hull No. H-1586 L.L.C.	Marshall Islands	100.00%
52	Teekay Tankers HZ Hull No. H-1587 L.L.C.	Marshall Islands	100.00%
53	Teekay Tankers HZ Hull No. H-1592 L.L.C.	Marshall Islands	100.00%
54	Teekay Tankers HZ Hull No. H-1593 L.L.C.	Marshall Islands	100.00%
55	Teekay Tankers HZ Hull No. S-1415 L.L.C.	Marshall Islands	100.00%
56	Teekay Workboats L.L.C.	U.S.A.	100.00%
57	Teesta Spirit L.L.C.	Marshall Islands	100.00%
58	Tokyo Spirit L.L.C.	Marshall Islands	100.00%
59	VLCC A Investment L.L.C.	Marshall Islands	100.00%
60	VLCC B Investment L.L.C.	Marshall Islands	100.00%
61	Yamuna Spirit L.L.C.	Marshall Islands	100.00%
62	Zenith Spirit L.L.C.	Marshall Islands	100.00%

(1)	Subsequent to December 31, 2015, SPT Explorer L.L.C. has changed its name to Explorer Spirit L.L.C.